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                                                                     EXHIBIT 3.6

                          CERTIFICATE OF DESIGNATION
                                      FOR
                SERIES C REDEEMABLE CONVERTIBLE PREFERED STOCK
                                      OF
                           DIVA ENTERTAINMENT, INC.


     Peter C. Zachariou and David Lean certify that they are the President and Acting Secretary of Diva Entertainment, Inc., a Delaware corporation (the "Company"); that, pursuant to the Company's Certificate of Incorporation and
Section 151(g) of the Delaware General Corporation Law, the Board of Directors of the Company adopted the following resolutions effective January 28, 2000; and that none of the Series C Redeemable Convertible Preferred Stock referred to in this Certificate of Designation has been issued.

     1.  Creation of Series C Redeemable Convertible Preferred Stock.  There is
         -----------------------------------------------------------
hereby created a series of preferred stock consisting of 200 shares and designated as Series C Redeemable Convertible Preferred Stock (the "Series C Preferred Stock"), having the voting rights, powers, preferences, and relative participating, optional and other special rights, qualifications, limitations
and restrictions that are set forth below.   The stated value of each share of
Series C Preferred Stock shall be $1,000.00 (the "Stated Value").

     2.  Dividends.  The holders of Series C Preferred Stock shall be entitled
         ---------
to receive dividends when, if and as declared by the Board of Directors on the Stated Value thereof from and after the date of issuance at the rate of 6% per annum (the "Dividend Rate"). Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock books of the Company on such record dates, not more than 30 calendar days and not less than 10 calendar days preceding the dividend payment date therefor, as determined by the Board of Directors (each of such dates, a "Record Date"). In the option of the Company, such dividend may be paid in cash or in the Company's common stock, $.001 par value per share (the "Common Stock"), valued at the Dividend Rate in effect as of the Record Date. Each share of Series C Preferred Stock shall rank on a parity with each other share of Series C Preferred Stock with respect to dividends.

     3.  Redemption.  The Series C Preferred Stock may be redeemed, in whole or
         ----------
in part, at the option of the Company by resolution of its Board of Directors, at any time commencing the date hereof and through the 21/st/ day following the effective date of the Registration Statement registering the re-sale of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock (the "Underlying Shares"). Each share of the Series C Preferred Stock redeemed shall be redeemed at 125% of its Stated Value, plus an amount equal to any
dividends accrued but unpaid thereon to the date fixed for redemption.   Notice
of any redemption, specifying the time and place of redemption, shall be mailed or caused to be mailed by the Company, addressed to each holder of record of Series C Preferred Stock to be redeemed at his last address as the same appears on the books of the Company, at least 30 days prior to the date designated for redemption. If fewer than all shares of the Series C Preferred Stock owned by such holders are then to be redeemed, the notice shall also specify the number of shares thereof that are to be redeemed and the numbers of the certificates representing such shares. If such notice for redemption shall have been mailed, or irrevocable instructions to effect such mailing shall have
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been given to the transfer agent or agents for such stock, and if on or before the redemption date specified in such notice all funds necessary for such redemptions shall have been sent aside by the Corporation in trust for the account of the holders of the shares of Series C Preferred Stock to be redeemed so as to be available therefor, then, from and after the mailing of such notice or the giving of such irrevocable instructions and the setting aside of such funds, notwithstanding that any certificate for shares of Series C Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares of Series C Preferred Stock represented thereby shall no longer be deemed outstanding and the holder of such certificate or certificates shall have with respect to such shares of Series C Preferred Stock no rights in or with respect to the Company except the right to receive the redemption price thereof, without interest, upon the surrender of such certificate or certificates, and after the date designated for redemption, such shares of Series C Preferred Stock shall not be transferable on the books of the Company.

     4.  Liquidation Preference.
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          (a) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the shares of the Series C Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders under applicable law, before and in priority to any payment or distribution of assets by any means whatsoever that is made on the Common Stock or on any other class or series of capital stock of the Company ranking junior to the Series C Preferred Stock upon liquidation, the amount of $1,000.00 per Series C Preferred Share, (the "Liquidation Preference"), plus a sum equal to all dividends declared and unpaid on such shares. After the payment in full in cash of the Liquidation Preference plus declared dividends to the holders of the Series C Preferred Shares, as provided in the foregoing paragraph (a), the holders of the Series C Preferred Shares shall have no further right or claim to any of the remaining assets of the Company, except as otherwise provided herein or as otherwise required by law.

          (b) In the event the assets of the Company available for distribution to the holders of the Series C Preferred Shares upon any voluntary or involuntary liquidation, dissolution or winding up of the Company shall be insufficient to pay in full all amounts required to be paid to the holders of the Company's Series C Preferred Stock and all other series of Preferred Stock, the entire amount of the assets of the Company available for distribution to stockholders shall be distributed ratably to the holders of the Series C Convertible Preferred Stock and of any other series of Preferred Stock authorized or issued, and the holders of the Company's Common Stock shall receive nothing. For purposes of distribution upon dissolution, liquidation or winding up of the Company, the Series C Preferred Stock shall rank in parity with the Series A Convertible Preferred Stock and Series B Redeemable Convertible Preferred Stock.

          (c) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall not be deemed a dissolution, liquidation or winding up of the Company for the purposes of this Section 4, nor shall the merger or consolidation of the Company into or with any other corporation or association or the merger or consolidation of any other corporation or association into or with the Company, be deemed to be a dissolution, liquidation or winding up of the Company for the purposes of this
Section 4.  The holders of Series C Preferred Stock shall be entitled only to
(i) the rights provided in any agreement or plan governing the reorganization or other consolidation,

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merger or sale of assets transaction, (ii) the rights contained in the Delaware
General Corporation Law, and (iii) the rights contained in other Sections hereof.

     5.  Conversion.
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          (a) Each share of Series C Preferred Stock shall be convertible, at the option of the holder, at the Conversion Rate (as defined below), at any time commencing the date hereof (the "Effective Date"), and shall be mandatorily converted on the first anniversary of its date of issuance.

               (i) The initial Conversion Rate, subject to the adjustments described below, shall be such that each share of Series C Preferred Stock shall convert into that number of shares of Common Stock equal to $1,000 divided by sixty-five percent (65%) of the average Market Price of the Common Stock for the five trading days immediately prior to the Conversion Date (as defined below). For purposes of this Section 5(b), Market Price for any date shall be the average bid price of the Common Stock on such date, as reported by The Nasdaq Stock Market ("Nasdaq"), or the average bid price in the over-the-counter market if other than Nasdaq.

               (ii) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. Any fractional interest in one share of Common Stock resulting from a holder's conversion of Series C Preferred Shares shall be rounded to the nearest full share.

               (iii) In order to convert the Series C Preferred Shares into shares of Common Stock, the holder of the Preferred Shares shall: (i) complete, execute and deliver to the Company the conversion certificate attached hereto as Exhibit A (the "Notice of Conversion"); and (ii) surrender the certificate or certificates representing the Series C Preferred Shares being converted (the "Converted Certificate") to the Company. The Notice of Conversion shall be effective and in full force and effect if delivered to the Company by facsimile transmission at (212) 807-8999. Provided that a copy of the Notice of Conversion is delivered to the Company on such date by facsimile transmission or otherwise, and provided that the original Notice of Conversion and the Converted Certificate are delivered to the Company within three business days thereafter at 180 Varick Street, 13/th/ Floor, New York, New York 10014, the date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date set forth therefor in the Notice of Conversion; and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the Conversion Date. If the original Notice of Conversion and the Converted Certificate are not delivered to the Company within three business days following the Conversion Date, the Notice of Conversion shall become null and void as if it were never given and the Company shall, within two business days thereafter, return to the holder by overnight courier any Converted Certificate that may have been submitted in connection with any such conversion. In the event that any Converted Certificate submitted represents a number of Series C Preferred Shares that is greater than the number of such shares that is being converted pursuant to the Notice of Conversion delivered in connection therewith, the Company shall deliver, together with the certificates for the shares of Common Stock issuable upon such conversion as provided herein, a certificate representing the remaining number of Series C Preferred Shares not converted.

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               (iv)  Upon receipt of a Notice of Conversion, the Company shall absolutely and unconditionally be obligated to cause a certificate or certificates representing the number of shares of Common Stock to which a converting holder of Series C Preferred Shares shall be entitled as provided herein, which shares shall constitute fully paid and nonassessable shares of Common Stock that are freely transferable on the books and records of the Company and its transfer agents, to be issued to, delivered by overnight courier to, and received by such holder by the tenth (10/th/) business day following the Conversion Date. Such delivery shall be made at such address as such holder may designate therefor in its Notice of Conversion or in its written instructions submitted together therewith.

               (v) No less than 25 shares of Series C Preferred Stock may be converted at any one time, unless the holder holds less than 25 shares and converts all shares at that time.

         (b) The "Conversion Rate" per share of the Series C Preferred Stock shall be subject to adjustment from time to time as follows:

               (i) If the Common Stock issuable upon conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, reverse stock split or forward stock split or stock dividend or otherwise (other than a subdivision or combination or shares provided for above), the holders of the Series C Preferred Stock shall, upon its conversion, be entitled to receive, in lieu of the Common Stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Series C Preferred Stock immediately before that change.

               (ii) If at any time or from time to time there is a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Company with or into another corporation, or the sale of all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled upon such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of holders of the Series C Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 (including adjustment of the Conversion Rate for the Series C Preferred Stock then in effect and number of Underlying Shares) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

         (c) No adjustment in the Conversion Rate shall be required unless such adjustment would require a change of at least 1% in the Conversion Rate; provided, however, that any adjustments which by reason of this Section 5(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further, that adjustment

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shall be required and made in accordance with the provisions of this Section
3(d). All calculations under this Section 5(c) shall be made to the nearest cent or the nearest one hundredth of a share, as the case may be. Notwithstanding anything in this Section 5(c) to the contrary, the Company shall be entitled to make such reductions in the Conversion Rate, in addition to those required by this Section 5(c), as it, in its discretion, shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distribution of evidence or indebtedness or assets (other than case dividends or distributions paid from retained earnings) hereinafter made by the Company to its stockholders shall be a tax-free distribution for federal income tax purposes.

         (d) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provision of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock.

         (e) In each case of an adjustment or readjustment of the Conversion Rate for the Series C Preferred Stock or the number of Underlying Shares or other securities issuable upon conversion of the Series C Preferred Stock, the Company, at its expense, shall cause the Chief Financial Officer of the Company to compute such adjustment or readjustment in accordance with the provisions hereof (and cause its regularly retained independent public accountants to verify such computation) and prepare a certificate showing such adjustment or readjustment and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series C Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to have been received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Rate for the Series C Preferred Stock at the time in effect, (3) the number of additional shares of Common Stock, and (4) the type and amount, if any, of other property that at the time would be received upon conversion of the Series C Preferred Stock.

         (f) In the event of the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Company shall mail to each holder of Series C Preferred Stock at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution and the amount and character of such dividend or distribution.

         (g) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held by its treasury, or both, for the purpose of effective conversions of the Series C Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Series C Preferred Stock not theretofore converted. For purposes of this Section 5(g), the number of shares of Common Stock that shall be

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deliverable upon the conversion of all outstanding shares of the Series C
Preferred Stock shall be computed as if at the time of computation all the outstanding shares were held by a single holder.

     6.   Preemptive Rights. Shares of the Series C Preferred Stock are not
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entitled to any preemptive rights to acquire any unissued shares of any capital stock of the Company, now or hereafter authorized, or any other securities of the Company, whether or not convertible into shares of capital stock of the Company or carrying a right to subscribe to or acquire any such shares of capital stock.

     7.   Voting.  Except as otherwise expressly provided or required by law,
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the holders of the Series C Preferred Stock will have no voting rights and will not be entitled to vote such shares.

     11.  Waiver by Series C Preferred Stockholders. Except as expressly
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provided for herein or as otherwise required by law, any rights or benefits for the Series C Preferred Shares and the holders thereof provided herein may be waived as to all outstanding Series C Preferred Shares and the holders thereof by the consent of the holders of a majority of the then-outstanding Series C Preferred Shares.

     12.  Additional Issuance of Preferred Shares.  The Company may issue
          ---------------------------------------
additional shares of Preferred Stock in the future. If the Company desires to issue additional shares of Preferred Stock, the Company shall file such amendments to its Certificate of Incorporation as may be necessary to effect such designation.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed by its President and attested to by its acting Secretary as of the 28/th/ day of January, 2000, who, by signing their names hereto, acknowledge that this Certificate of Designation is the act of the Company and state to the best of their knowledge, information and belief, under penalties of perjury, that the above matters and facts are true in all material respects.

                                        DIVA ENTERTAINMENT, INC.


                                            /s/ Peter C. Zachariou
                                        By:_________________________________
                                             Peter C. Zachariou, President

                                            /s/ David Lean
                                        By:_________________________________
                                             David Lean, Acting Secretary


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                                   EXHIBIT A

                              NOTICE OF CONVERSION

To be Executed by the Registered Holder
in Order to Convert Shares of Series C Preferred Stock)

     The undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock indicated below, into shares of common stock, par value $.001 per share (the "Common Stock"), of Diva Entertainment, Inc., a Delaware corporation (the "Company"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:           _____________________________________________
                                   Date to Effect Conversion


                                   _____________________________________________
                                   Number of shares of Preferred Stock to be Converted

                                   _____________________________________________
                                   Number of shares of Common Stock to be
                                   Issued


                                   _____________________________________________
                                   Applicable Conversion Price

                                   _____________________________________________
                                   Signature

                                   _____________________________________________
                                   Name

                                   _____________________________________________
                                   Address

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